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Exhibit 11





ENVIRONMENTAL POWER CORPORATION

COMPUTATION OF EARNINGS PER SHARE

DECEMBER 31, 2000

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



                                                          INCOME         SHARES        PER SHARE

                                                        (NUMERATOR)   (DENOMINATOR)     AMOUNTS

                                                        -----------    -----------   -----------


YEAR ENDED DECEMBER 31, 2000:

Income available to shareholders                        $ 1,826,808     11,406,783   $       .16

Effect of dividends to preferred stockholders                (5,000)

                                                        -----------    -----------   -----------

Basic EPS - income available to common shareholders       1,821,808     11,406,783           .16

Effect of dilutive securities:

     Assumed exercise of dilutive stock options                              2,026

                                                        -----------    -----------   -----------

Diluted EPS - income available to common shareholders   $ 1,821,808     11,408,809   $       .16

                                                        ===========    ===========   ===========



YEAR ENDED DECEMBER 31, 1999:

Income available to shareholders                        $ 1,777,562     11,406,783   $       .16

Effect of dividends to preferred stockholders                (5,000)

                                                        -----------    -----------   -----------

Basic EPS - income available to common shareholders       1,772,562     11,406,783           .16

Effect of dilutive securities:

     Assumed exercise of dilutive stock options                                293

                                                        -----------    -----------   -----------

Diluted EPS - income available to common shareholders   $ 1,772,562     11,407,076   $       .16

                                                        ===========    ===========   ===========



YEAR ENDED DECEMBER 31, 1998:

Loss available to shareholders                          $(1,649,186)    11,406,783   $      (.14)

Effect of dividends to preferred stockholders                (5,000)

                                                        -----------    -----------   -----------

Basic EPS - loss available to common shareholders        (1,654,186)    11,406,783          (.14)

Effect of dilutive securities:

     Assumed exercise of dilutive stock options

                                                        -----------    -----------   -----------

Diluted EPS - loss available to common shareholders     $(1,654,186)    11,406,783   $      (.14)

                                                        ===========    ===========   ===========

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